EXHIBIT 10.20


                              SOMANTA INCORPORATED
                              --------------------

                           SERVICE PROVISION AGREEMENT
                           ---------------------------

         THIS SERVICE PROVISION AGREEMENT (this "Agreement") is by and between Somanta Incorporated, a Delaware Corporation ("Somanta") and Pharma Consultancy Limited, a UK-registered company with registered office at Epic House, 128 Fulwell Road, Teddington, Middlesex TW11 0RQ, UK ("Provider").

         WHEREAS Somanta conducts research and development in the field of cancer therapy and prevention (the "Field"); and

         Provider is duly qualified to provide the services as described in Exhibit A, attached hereto (the "Services") to Somanta, and Somanta desires to engage Provider to provide such Services to Somanta in accordance with the terms and conditions herein contained.

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Services: The Services to be provided by Provider to Somanta hereunder shall be as described in Exhibits A and A1 hereto. Exhibits A and A1 are incorporated herein by this reference as though fully set forth herein.

2. Confidentiality: Provider agrees to maintain confidential information of Somanta in accordance with the following terms:

         a. "Confidential Information" shall mean all information, confidential, proprietary or otherwise, provided by Somanta to Provider including, without limitation, any and all technical information, data, business plans, financial information, information about personnel and research and development plans or strategies. Confidential Information shall not include such information as Provider can establish by written documentation to have been generally known or to have been acquired from public sources or to have been in the public domain at the time of disclosure of information, in each case through no fault of Provider.

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         b.       Nondisclosure of Confidential Information and Term of
                  Agreement: Provider agrees to hold in strict confidence and, directly or indirectly, not to cause, permit or enable the disclosure, publication, transfer, misappropriation or revelation to any person or entity of the Confidential Information, without the express prior written consent of Somanta. Provider will impose upon employees or subcontractors the same obligations as contained herein. Provider also agrees not to use the Confidential Information for any purpose at any time, other than for the sole purpose of performing the Services. Provider further agrees that any disclosure of the Confidential Information will only be such as is reasonably necessary to the performance of the Service and will only be to employees or subcontractors of Provider who are bound by written agreements with Provider to maintain the Confidential Information in confidence. Upon any termination or expiration of this Agreement or upon the earlier request of Somanta, Provider shall destroy or return immediately to Somanta at Somanta expense all Confidential Information as defined in Section ss.2a above and any and all documents or materials related to the Service, including all copies in any media. Somanta shall arrange for the collection of all materials in all media within 30 days of termination or expiration of this Agreement or upon the earlier request of Somanta. Provider's obligations under this Section 2 will survive any expiration or termination of this Agreement.

In the event that a court or governmental agency legally compels Provider to disclose Confidential Information, such as that associated with a valid discovery request, Provider shall inform Somanta of the compelled disclosure promptly, so that Somanta may seek a protective order or other remedy or waive compliance with this Agreement, or both. Nevertheless, Provider shall limit any compelled disclosure of Confidential Information to that legally required.

         c. In the event of any breach or threatened breach by Provider of the provisions of Sections 2 or 3 of this Agreement, then in addition to all other rights and remedies that may be available at law or in equity, Somanta shall be entitled to specific performance of such provisions, enforced by any court having equity jurisdiction, all without the need to post a

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                  bond or other security, it being acknowledged that any such breach or threatened breach will cause irreparable injury to Somanta.

3.       Property of Somanta
         -------------------

         a. Definition. For the purposes of this Agreement, "Property of Somanta" shall mean "Confidential Information" and all documents, materials, information, inventions (whether patentable or not), data and know-how and any and all intellectual property rights related thereto or arising therefrom, in each case in any and all media, made, conceived or developed by Provider alone or with others in the course of performing the Services, except for materials related to the Field which Provider can establish by written documentation were the sole property of Provider or a third party prior to the date of this Agreement or to have been generally known or to have been acquired from public sources or to have been in the public domain.

         b. Assignment of Ownership. Provider hereby irrevocably transfers and assigns any and all of its rights, title, and interest in and to "Property of Somanta" as defined in Section ss.3a above, and hereby agrees to execute any assignment or other document that may be necessary to evidence such assignment.

4.       Termination
         -----------

         a. The terms of this Agreement shall commence as of the third day of November 2005 and continues until the thirty-first day of December 2006 unless terminated pursuant to subsection (b) below or unless the term hereof is extended by the mutual written agreement of the parties hereto.

         b. Notwithstanding anything to the contrary contained herein, either party may terminate this Agreement with or without cause at any time by giving the other party thirty (30) days' prior written notice thereof. Upon any expiration or termination of this Agreement, Provider shall only be entitled to receive the amounts due and owing hereunder for periods prior to such expiration of termination, which shall be paid

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                  by Somanta within five business days upon submission of an invoice by Provider. Provider's obligations under Sections 2 and 3 hereof shall survive any termination or expiration of this Agreement.

5. Compensation and Expenses: Provider's compensation and payment for the Service provided hereunder shall be as set forth in Exhibit A hereto. Provider shall invoice Somanta on provision to Somanta of Service "deliverable" as defined in Exhibit A. Somanta will pay Provider not later than ten (10) business days of date of Provider's invoice. Somanta shall reimburse Provider for all reasonable expenses and disbursements actually incurred which are customary and necessary for the provision of the Service as set forth hereto in Exhibit A1.

6. Independent Contractor: In the performance of this Agreement, it is mutually understood and agreed that Provider is at all times acting and performing as an independent contractor with, and not as an employee, joint venture, partner, agent, principal, officer or lessee of Somanta, and nothing in this Agreement shall be construed to create an employer-employee, agent-principal, joint venture or partnership relationship between Provider and Somanta. Provider shall have no authority to act on behalf of or to enter into any contract, or incur any liability for or make any representations on behalf of Somanta.

Provider shall have no claim under this Agreement or otherwise against Somanta for Worker's Compensation, Unemployment Compensation, sick leave, group insurance arrangements or any other employee benefits. Provider is solely responsible for providing, at Provider's expense, all taxes, withholdings and other similar statutory obligations or employee payroll taxes for Provider and Provider's employees, subcontractors and Providers, and Provider will defend, indemnify and hold Somanta harmless from any and all claims made by any entity on account of an alleged failure by Provider to satisfy any such tax or withholding obligations. Somanta shall not withhold on behalf of Provider hereunder, any sums for income tax, unemployment insurance, social security or any other withholding pursuant to any law or requirement of any government agency. Provider shall comply at Provider's expense with all applicable provisions of worker's compensation laws, unemployment compensation laws, social

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security laws and all other applicable central or local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.

7. Insurance and Indemnification: Provider is solely responsible for providing, at Provider's expense, worker's compensation insurance for Provider and Provider's employees and subcontractors, and Provider agrees to hold harmless and indemnify Somanta for any and all claims arising our of any injury, disability or death of Provider or any of Provider's employees and subcontractors. Provider shall indemnify, defend and hold Somanta, Somanta's officers, directors and shareholders, free and harmless from all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, attorney's fees and costs, that Somanta may incur as a result of a breach by Provider of any representation, warranty or obligation by Provider's employees and subcontractors set forth under this section.

         Somanta shall indemnify, defend and hold Provider, Provider's officers, directors and shareholders, free and harmless from all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, attorney's fees and costs, that Provider may incur as a result of a breach by Somanta of any representation, warranty or obligation by Provider's employees and subcontractors set forth under this section.

8. No Conflict with Existing Agreements: Somanta hereby acknowledges that it does not desire to acquire from Provider any secret or confidential information which Provider may have acquired from others. Provider represents and warrants that Provider is free to divulge to Somanta, without any obligation to, or violation of any right of others, any and all information, practice or techniques which Provider will describe, demonstrate, divulge or in any manner make known to Somanta during Provider's performance of the Service.

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9.       Dispute Resolution: In the event that any controversy or dispute arises between the parties hereto with respect to this Agreement, the parties shall use their best efforts and due diligence to reach an agreement for the resolution of such controversy or dispute.

10.      Miscellaneous:
         -------------

         a. Waiver and Modification: This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings between them concerning such subject matter. No waiver or modification of any provision hereof may be made unless by a written instrument duly executed by each party. Any waiver or breach of any term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other terms or condition. The failure of any party to insist upon strict performance of any term of condition hereunder shall not constitute a waiver or such party's right to demand strict compliance therewith in the future.

         b. Assignment: Provider may not assign this Agreement, or any rights, duties or obligations contained herein, to any other person, firm, corporation or other business entity without the prior written consent of Somanta and any such assignment or purported assignment shall be null and void and of no force or effect. Somanta may assign this Agreement to a third party in connection with a merger or sale of all or substantially all of Somanta's assets with or to such third party.

         c. Notices: All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, delivered by recognised overnight courier or mailed by certified or registered mail to the party to be charged with receipt thereof at the address specified below or by electronic transmission by the parties' accredited providers.

                  SOMANTA: 19200 Von Karman Avenue, Irvine, CA 92612; Attn:
         General Counsel.

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                  PROVIDER: Pharma Consultancy Limited, 102 Ramillies Road,
         London W4 1JA, United Kingdom; Attn: Luiz Porto MD.

         d. Severability: All sections, clauses thereof and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein.

         e. Applicable Law: This Agreement is made and shall be governed by and construed in accordance with the laws of England, without regard to principles of conflicts of law.

         f. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date herein above set forth.



ACCEPTED AND AGREED TO FOR:



Somanta Incorporated                        Pharma Consultancy Limited

"SOMANTA"                                   "PROVIDER"

/s/ AGAMEMNON EPENETOS                      /s/ LUIZ PORTO, MD
--------------------------------            ------------------------------------

By: Agamemnon Epenetos,                     By: Luiz Porto, MD
    CEO, Somanta Incorporated                   Director, PCL-UK


Date: November 3, 2005                      Date: November 3, 2005

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EXHIBIT A
---------

"Services"

Those services related to clinical and regulatory research and development within Somanta, provided, however, that Provider shall not be required to perform Services in a manner that would create an employment relationship with Somanta. The provision of Services is subject to all clauses listed in under the sub-heading Exhibit A1: "General Conditions for the Provision of Service to Somanta by Provider".

In case of conflict between any of the terms of this Service Agreement in total or in part with Exhibit A1, the latter will take precedence.

"Deliverables"

(i) Provider will devote utmost knowledge and best skill to the performance of the Service under this Agreement;

(ii) Provider shall devote three days of full weekly business time in aggregate to the provision of services, subject to absences for customary vacations and for temporary illness. Provider may provide services for more than three business days in any given week subject to prior mutual agreement but in any case, will charge Somanta on a daily basis. Notwithstanding these provisions, Provider or its employees or subcontractors may trade in stock, bonds, securities, commodities or real estate investments for their own benefit.

(iii) Cost: Provider shall be paid a gross daily sum of [ONE THOUSAND POUNDS STERLING ((pound)1,000)], payable on a monthly basis according to invoice by Provider to Somanta, invoiced on the 20th day of the invoiced current month and payable within ten business days of date of invoice. All gross sums to be paid hereunder are exclusive of any value

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         added tax that may be applicable to the Service or this Agreement. The
         "Cost" as per this clause is subject to upward adjustment, from time to time, by the Board of Somanta in its sole discretion. The provision of ongoing Service by the Provider under this agreement is subject to the prompt payment of invoices.

         Upon Somanta's closing of a PIPE transaction of at least $10,000,000, Provider shall invoice Somanta for a lump sum payment equal to three business days per week or part thereof from the twenty-fourth day of August 2005 to the day of signature of this agreement multiplied by a gross daily sum of [FIVE HUNDRED POUNDS STERLING ((pound)500)] which payment will be made within ten business days and according to other conditions set forth in (iv) of Exhibit A1.

(iv) Bonus: The Board of Somanta, in its sole discretion, may award the Provider an incentive bonus of up to thirty percent (30%) of the total yearly Cost described in (iii) above (the "Bonus"), where total yearly Cost means 3 (three) days weekly at one thousand pounds sterling multiplied by 52 (fifty two) weeks.

(v) Stock Options. The Board may grant to Provider options (the "Options") to purchase shares of Somanta's Common Stock ("Common Stock"), pursuant to Somanta's then in effect equity incentive plan.

(vi) Payment Method: Subject to Invoice, electronically transmitted, as follows:

         By bank transfer or inter-bank paying order to:

         Account Name:
         IBAN:
         SWIFT CODE:

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         Exhibit A1

         General Conditions for the Provision of Service to Somanta by Provider

All services provided to Clients by or on behalf of Provider, its officers, employees and sub-contractors, hereinafter referred to in aggregate as PCL, are subject to the following conditions agreed implicitly between Provider and
Client:

(i)      Definitions

o "Client" is defined as Somanta meaning the person(s) within Somanta, company(ies) with whom Somanta may have dealings, government(s) with whom Somanta may have dealings, or institution(s) with whom Somanta may have dealings and for whom the Service is provided and/or to whom documents are addressed and/or in name of whom invoices are issued and/or on whose behalf the service is provided, including Somanta's officers, employees and sub-contractors.

o The Service Provider is PCL including its officers, employees and sub-contractors.

o        Service is defined as solely advisory, for the contracted functions.
         This can be not exclusively written advice, developmental plan advice, advice on report, advisory opinion, advice on dossier, biologic license application (BLA), new drug application (NDA) or advice in the form of any written or oral material prepared by or on behalf of PCL, its officers, employees and sub-contractors.

o Business day means any day from Monday to Friday and does not include Saturday or Sunday.

o Calendar day means any day within the yearly calendar without exclusions.

(ii)     General Conditions

1. Somanta implicitly accepts these Conditions for the Provision of Service to Clients prior to commissioning or accepting the Service.

2. PCL will endeavor to provide the service requested by Somanta according to the specifications given in writing or verbally on commissioning the Service.

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3.       PCL does not guarantee that the Service commissioned will be undertaken as initially planned. When changes occur in the provision of Service, Somanta will be forewarned of the change(s) and agreement will be implicitly assumed unless the Client gives written notice to PCL before delivery of the Service.

4. PCL takes no responsibility for the integrity, veracity or content of reports, data, documents, background information, references, acceptance for publication or acceptance for submission provided by any entity for whom the Service is intended by Somanta. Somanta is strongly advised to check all contents of the Service provided and to be satisfied that all materials and contents, written or implied, are correct and adequate for the use intended by Somanta.

5. PCL will endeavor to forewarn Somanta of any deficiencies in the materials provided by Somanta and related to the Service. However, PCL does not guarantee the identification and forewarning of all or any deficiency in the materials provided by Somanta.

6. PCL provides the Service in the understanding that Somanta will conduct a thorough review of all contents of the Service.

7. PCL conducts internal checks of the contents of Service. However, Somanta is strongly advised to conduct cross-checks and quality checks on the contents of the Service, including independent quality checks where appropriate.

8. Service provision by PCL is advisory only, and the Service is provided for the sole use of Somanta. Somanta must not use the name of PCL, its officers' names or the names of its employees and sub-contractors in seeking recognition, or approval, or publication or dissemination of the contents of the Service, finance, share offers or any other activity that may imply directly or indirectly PCL endorsement or support without the prior consent of PCL.

9. The contents of this Service Provision Agreement are confidential and must not be divulged, disseminated or disclosed by any means to any third party without the written consent of PCL.

10. The safe return of materials provided by Somanta is the responsibility of Somanta. PCL will make all materials available to Somanta upon completion of the Service.

11. The relationship between Somanta and PCL is one of service provision only, and does not constitute employment.

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(iii)    Communication Media Conditions

12.      PCL operates a "paperless office" policy.

13. Somanta is advised that PCL may make records of any or all its communications with Somanta by electronic means including contact logs.

14. PCL communications with Somanta shall be exclusively electronic, via secure business internet service provider (ISP). PCL operates with strict firewall and anti-virus programs to check its electronic output.

15. Somanta is requested to ensure it employs appropriate in-house safety programs and secure business ISP. It is particularly advisable that Somanta do not use personal communications media (p.ex. Hotmail, Yahoo) for communication with PCL. The use of unsafe media by Somanta will imply Somanta' responsibility, own risk and liability for damage to PCL, and/or damage to third parties and/or other Clients of PCL.

16. It is advisable that, whenever possible, materials are supplied electronically for ease of document tracking, destruction or return. Unless otherwise requested, PCL will delete or destroy all documents within 3 months after completion of Service.

17. PCL cannot accept the supply of any documentation via telefax transmission or normal post. Somanta is kindly requested to use exclusively electronically safe media with appropriate firewall protection and anti-virus programs. Exceptionally, upon request, PCL may use special delivery services such as PCL's business account with Federal Express at Client's own risk and cost.

18. In the event that Somanta may use non-electronic correspondence with PCL all postal communication must be directed to PCL's address for correspondence as follows: Pharma Consultancy Limited, 102 Ramillies Road, London W4 1JA, United Kingdom.

(iv)     Financial Transactions Conditions

19. All financial communications and documentation between PCL and Somanta are electronic.

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20.      Unless otherwise specified in separate contractual agreement, PCL will normally submit monthly invoices to Somanta on the 20th (twentieth) day of the current month being invoiced.

21. During the continuance of the Service Somanta shall pay PCL the agreed Fees and expenses according to this Service Provision Agreement, which Fees accrue as Working Days and are paid monthly.

22. It is Somanta's responsibility to ensure that payment of invoices takes place within ten business days of date of invoice.

23. Late payment by Somanta will result in a 10% automatic surcharge for every five business days or portion thereof after ten business days of date of invoice.

24. Payment date is hereby defined as the date when the amount invoiced is fully credited free of further charges or impediments into PCL's bank account.

25. Payment of PCL invoices by Somanta's cheque must be drawn at a UK bank without drawing or interbank charges. Should foreign cheques or direct bank transfers incur in inter-bank drawing charges the said charges will be invoiced back to Somanta.

26. PCL presents all invoices to Somanta electronically via its own secure ISP and by no other means. Therefore, PCL invoices do not contain physical signatures. Somanta is advised to consider PCL invoices only if delivered via PCL's own ISP. Exceptionally, PCL personnel may deliver invoices by hand, for expedience if personnel are on site, but electronic records are always kept.

27. All PCL Services are subject to Value Added Tax (VAT) at variable rates set by the UK government. VAT is charged on the total of the invoiced amount.

28. Certain exemptions exist for the application of VAT, such as invoices to Clients based outside the United Kingdom (UK) or outside the European Union (EU).

29. Clients based within in the EU, except the UK, must provide their EU VAT registration number to be exempted from UK VAT. Clients are advised that PCL does not guarantee the maintenance of the current VAT exemptions within the EU and that different Member States may apply different limits to VAT exemption when a Client purchases Services from another Member State.

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30.      PCL does not accept cash as means of payment for its Services. Somanta is requested to issue only interbank transfers into the nominated PCL's bank account or exceptionally crossed-cheques payable in the name of PCL.

31. All payments must be made in the name of Pharma Consultancy Limited. Interbank transfers must always be made into PCL international bank account number (IBAN) as follows:

         Account name:
         IBAN:
         SWIFT CODE:

32. Somanta' cheques will be presented to PCL bankers only once. Should there be any impediment in clearing a Somanta cheque, the cheque will be returned or destroyed, and Somanta must issue a new cheque. In such cases, the date of payment remains the date when payment is actually credited and the above mentioned surcharges on late payments will be accrued on Somanta's debit until the date when the payment is at PCL's disposal in its bank account.

33. Somanta will reimburse any expenses reasonably incurred by PCL, its officers, employees and sub-contractors when such expenses are incurred during the provision of the Services.

34. All expenses will be accompanied by appropriate evidence of expense whenever possible, reasonable and applicable within the array of Services provided and related expenses.

35. Somanta shall also reimburse PCL for the following general expenses anticipated as frequent in the fulfillment of Services: airfares in scheduled economy class for destinations inside the EU or within fewer than 4 hours' flight time from Heathrow airport; airfares in scheduled business class for destinations outside the EU or within more than 4 hours' flight time from Heathrow airport; hotel accommodation (4-star rating or higher according to www.expedia.co.uk); adequate subsistence costs during business travel on behalf of Somanta; telephone costs for calls using PCL's fixed or mobile lines; any other reasonable expense incurred during provision of Services.

36. PCL shall provide only electronic copies of evidence of expense (receipts), usually in .jpg format or similar media, or occasionally photocopies for expense items that have a receipt, except for telephone call costs which will be presented as total time in hours with total cost based on current British Telecom or Vodafone price list, with discrimination according to country-destination of calls, except for Clients who provide their own call-charge cards for their business calls.

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